                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549






                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934








         Date of Report (Date of earliest event reported): May 19, 1999
         --------------------------------------------------------------




                               VENATOR GROUP, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



New York                              No. 1-10299                13-3513936
----------------------------          -----------            -------------------
(State or other jurisdiction          (Commission              (IRS Employer
of incorporation)                     File Number)           Identification No.)



233 Broadway, New York, New York                                10279-0003
---------------------------------------                         ----------
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code: (212) 553-2000
                                                    --------------

Item 5.    Other Events.
-------    -------------

     On May 19, 1999, the Registrant reported earnings for the first quarter ended May 1, 1999. (See Exhibit 99, which, in its entirety, is incorporated herein by reference.)

Item 7.    Financial Statements and Exhibits.
-------    ----------------------------------

          (c)  Exhibits

     In accordance with the provisions of Item 601 of Regulation S-K, an index of exhibits is included in this Form 8-K on page 3.


                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned being hereunto duly authorized.



                                            VENATOR GROUP, INC.
                                            -------------------
                                               (Registrant)




Date:  May 20, 1999                      By:/s/ BRUCE L. HARTMAN
                                             -------------------------
                                             Bruce L. Hartman
                                             Senior Vice President and
                                             Chief Financial Officer

                              VENATOR GROUP, INC.
                              -------------------

                               INDEX OF EXHIBITS
                            FURNISHED IN ACCORDANCE
                             WITH THE PROVISIONS OF
                           ITEM 601 OF REGULATION S-K
                           --------------------------



Exhibit No. in Item 601
  of Regulation S-K                                   Description
-----------------------                               -----------

         99                                   News Release dated May 19, 1999

                                                                      EXHIBIT 99

                                  NEWS RELEASE

                                      CONTACT:                     Juris Pagrabs
                                              Vice President, Investor Relations
                                                             Venator Group, Inc.
                                                                  (212) 553-7017


                  VENATOR GROUP REPORTS FIRST QUARTER RESULTS

     NEW YORK, New York, May 19, 1999 ( Venator Group, Inc. (NYSE: Z) today reported a net loss of $11 million, or $0.08 per share, for the 13-weeks ended May 1, 1999. This compares to a net loss of $5 million, or $0.04 per share, for the same period a year ago, which included a $13 million, or $0.10 per share, loss from discontinued operations. Sales for the quarter rose 2.0 percent to $1,079 million from $1,058 million in the year-earlier period, reflecting flat comparable-store sales for the period. Excluding the effect of foreign currency fluctuations and sales from disposed operations, sales increased 2.7 percent for the period.

     "We are pleased with the progress we have made with our corporate-wide sales initiatives, particularly at Foot Locker Worldwide, our largest division, which achieved stronger athletic footwear sales, primarily in the running category," stated Roger Farah, Venator Group's Chairman and Chief Executive
Officer. "Exciting, exclusive and proprietary product, such as our highly successful Tuned Air initiative, continues to differentiate us in what, we believe, is an improving, but competitive, athletic footwear market. Our selection of high-end performance footwear, together with a more focused merchandise assortment, improvements in our in-stock position and an enhanced selection of value product offerings, are strategies that we expect will continue to drive top line sales opportunities in the important second half of the year."

     "Several of our non-athletic specialty divisions, particularly Afterthoughts, showed improvement in quarterly operating results compared to a year ago, reflecting the momentum of our merchandising and new store and remodeling initiatives," said Mr. Farah. "Sales performance at remodeled and relocated stores continues to be very encouraging. Comparable-store sales for remodeled and relocated stores opened during 1998 through the first quarter of 1999 are up 15.2 percent at Foot Locker U.S., 8.7 percent at Lady Foot Locker,
22.1 percent at Kids Foot Locker, 32.2 percent at Foot Locker  International and
55.7 percent at Afterthoughts."

     During the quarter the Company made important management changes to strengthen two of its keydivisions. Rick Mina, formerly the President of Foot Locker Europe, was named President and Chief Executive Officer of Champs Sports. Simon Rider, who was previously Foot Locker Europe's Chief Operating Officer, became its President. Jim Harrington, formerly the President and Managing Director of Venator Group Australia Limited, was appointed President and Chief Executive Officer of Venator Group Canada Inc., which includes the Northern Group of apparel stores. Rowan Webb, previously Australia's General Manager, became its President and Managing Director. "We are pleased to have the depth in management to allow us to promote from within the Company and to have executives of this caliber and leadership to step up and take on the challenge of renewing our execution and merchandising focus at these very significant businesses," continued Mr. Farah.

     Gross margins, as a percentage of sales, declined 260 basis points to 26.7 percent for the quarter, reflecting primarily increased occupancy costs relating to new real estate compared to last year. Excluding occupancy costs, gross margins on merchandise sold during the quarter showed an improvement towards historical levels, reflecting significantly less markdown activity at all operating divisions other than the Northern Group.

     Merchandise inventories were on plan, essentially unchanged at $889 million (at cost) compared to the prior period, reflecting a 16 percent decrease in inventories per square foot. As the Company moves into the summer and fall seasons, it expects aggregate inventories to be below last year's reported levels.

Selling, general and administrative expenses, as a percentage of sales, decreased 180 basis points to 23.8% for the period, reflecting continued tight cost controls at both the corporate and divisional levels. As previously announced, the Company expects to reduce its corporate and divisional operating expenses by a minimum of $100 million in 1999 and cut its corporate costs to one percent of sales by 2001.

     During the quarter the Company recognized in other income $5 million of the deferred gain resulting from the 1998 sale and lease-back of its former corporate headquarters building. This compares to other income of $19 million recorded in the same period a year ago, which resulted from the sale of its former six-store nursery chain.

     The Company's $175 million capital expenditure program for 1999, which includes approximately 200 new stores and 150 store remodels, as well as the closing of 175 stores, remains on target. During the first quarter, the Company opened 56 stores, remodeled 61 stores and closed 109 stores. Venator Group ended the quarter with 5,949 stores in 15 countries in North America, Europe, Australia, and Asia.

Disclosure Regarding Forward-Looking Statements

     This press release contains forward-looking statements, which reflect management's current views of future events and financial performance. These forward-looking statements are based on many assumptions and factors including the effects of currency fluctuations, consumer preferences, economic conditions world-wide and other factors detailed in the Company's filings with the Securities and Exchange Commission. Any changes in such assumptions or factors could produce significantly different results.

                              VENATOR GROUP, INC.

                     Consolidated Statements of Operations
                    (In millions, except per share amounts)



                                              13-Weeks Ended
                                         -------------------------
(unaudited)
                                         May 1, 1999   May 2, 1998
                                         -----------   -----------
Sales                                       $1,079       $1,058
Costs and expenses:
  Cost of sales                                791          748
  Selling, general
    and administrative expenses                257          271
  Depreciation and amortization                 45           34
  Interest expense                              11           10
  Other income                                  (6)         (19)
                                             -----        -----
                                             1,098        1,044
                                             -----        -----
Income (loss) from continuing operations
  before income taxes                          (19)          14
Income tax expense (benefit)                    (8)           6
                                             -----        -----
Income (loss) from continuing operations       (11)           8

Loss from discontinued operations, net of
  tax benefit of $9 million                     --          (13)
                                             -----        -----
Net loss                                    $  (11)      $   (5)
                                             =====        =====


Diluted Earnings Per Share:
Income (loss) from continuing operations    $ (0.08)     $ 0.06
Loss from discontinued operations                --       (0.10)
                                              -----       -----
Net loss                                    $ (0.08)     $(0.04)
                                              =====       =====


Weighted-average common shares outstanding
assuming dilution                             136.7       136.4

                              VENATOR GROUP, INC.

                            Supplemental Information
                                 (In millions)


                                                13-Weeks Ended
                                         ---------------------------
(unaudited)
                                         May 1, 1999   May 2, 1998
                                         -----------   ------------
Sales by segment

Global Athletic Group                       $  931       $  907
Northern Group                                  69           74
All Other                                       79           73
                                             -----        -----
                                             1,079        1,054

Disposed operations                             --            4
                                             -----        -----
                                            $1,079       $1,058
                                             =====        =====


Operating results by segment

Global Athletic Group                       $   19       $   46
Northern Group                                 (16)          (9)
All Other                                        1           (6)
                                             -----        -----
                                                 4           31

Disposed operations                             (1)          18
                                             -----        -----
                                            $    3       $   49
                                             =====        =====


                              VENATOR GROUP, INC.

                     Condensed Consolidated Balance Sheets
                                 (In millions)



(unaudited)                              May 1, 1999   May 2, 1998
                                         -----------   -----------
Assets
CURRENT ASSETS
Cash and cash equivalents                   $   13       $   13
Merchandise inventories                        889          880
Net assets of discontinued operations          101          628
Other current assets                           210          195
                                             -----        -----
                                             1,213        1,716

Property and equipment, net                    984          688
Deferred taxes                                 357          338
Other assets                                   262          282
                                             -----        -----
                                            $2,816       $3,024
                                             =====        =====

Liabilities and Shareholders' Equity

CURRENT LIABILITIES
Short-term debt                             $  274       $  253
Accounts payable and accrued liabilities       503          511
Current portion of reserve for
  discontinued operations                      126           52
Current portion of long-term debt and
  obligations under capital leases               7           19
                                             -----        -----
                                               910          835

Long-term debt and
  obligations under capital leases             513          509
Long-term portion of discontinued reserve       30           18
Other liabilities                              328          379
SHAREHOLDERS' EQUITY                         1,035        1,283
                                             -----        -----
                                            $2,816       $3,024
                                             =====        =====
